UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2010

EZCORP, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19424 (Commission File Number)	74-2540145 (IRS Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices)      (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b), (c)	On February 10, 2010, EZCORP, Inc. announced that, effective immediately, Paul E. Rothamel has been named President, in addition to his role as Chief Operating Officer. In addition, Mr. Rothamel has been designated by EZCORP’s Board of Directors as the successor to current Chief Executive Officer, Joseph L. Rotunda, effective when Mr. Rotunda retires, which is expected to be within the next year. Mr. Rotunda, who formerly held the title of President in addition to Chief Executive Officer, remains the company’s Chief Executive Officer (principal executive officer). A copy of the company’s press release announcing these changes is attached as Exhibit 99.1 and incorporated herein by reference. Additional information about Mr. Rothamel’s background can be found in the company’s Current Report on Form 8-K filed on August 6, 2009.

In connection with Mr. Rothamel’s promotion to President, his target bonus under the company’s 2010 incentive compensation plan has been increased to 150% of base salary (from 100% of base salary). Additional terms of Mr. Rothamel’s compensation can be found in the company’s Current Report on Form 8-K filed on August 6, 2009.

(d)	On February 10, 2010, EZCORP, Inc. also announced that Mr. Rothamel has been elected to the Board of Directors, effective immediately. Such announcement was made as a part of the company’s press release referred to above, a copy of which is attached as Exhibit 99.1. As an employee director, Mr. Rothamel will not receive any additional compensation for serving on the Board of Directors.

Effective February 10, 2010, the sole holder of the company’s Class B Voting Common Stock has elected the following persons (in addition to Mr. Rothamel) to serve on the company’s Board of Directors: Joseph J. Beal, Sterling B. Brinkley, William C. Love, Gary C. Matzner, Thomas C. Roberts, Joseph L. Rotunda and Richard D. Sage. Each of such persons was previously serving on the Board of Directors. Each of the directors elected on February 10, 2010 shall serve a one-year term until the next annual meeting of stockholders (or, if earlier, until his death, removal or resignation).

(e)	On February 10, 2010, the sole holder of the company’s Class B Voting Common Stock approved the EZCORP, Inc. 2010 Long-Term Incentive Plan (the “Plan”), to be effective March 1, 2010. The Plan provides for the issuance of equity-based incentive compensation awards to the company’s employees (including the executive officers), non-employee directors and consultants. The Plan will be administered by the Compensation Committee of the Board of Directors, which will have the authority to select award recipients, to determine the types of awards to be granted and to establish the terms and conditions of any awards. Awards under the Plan may be in the form of stock options, restricted stock, restricted stock units, stock appreciation rights, stock bonuses, performance units or performance shares, and each award will be evidenced by a written agreement setting forth the terms, provisions and conditions of the award. The Plan authorizes the issuance of awards covering up to 1.5 million shares of the company’s Class A Non-Voting Common Stock (plus the number of shares that remain available for issuance under the previously approved EZCORP, Inc. 2006 Incentive Plan).

A copy of the Plan is attached as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	EZCORP, Inc. 2010 Long-Term Incentive Plan, effective March 1, 2010

99.1	Press Release dated February 10, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.
Date: February 10, 2010	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

10.1	EZCORP, Inc. 2010 Long-Term Incentive Plan, effective March 1, 2010

99.1	Press Release dated February 10, 2010

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